Fourth Quarter 2016 Investor Presentation March 6, 2017

We make forward-looking statements in this presentation that are subject to risks and uncertainties.  These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives.  When we use the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions, we intend to identify forward-looking statements.  Statements regarding the following subjects, among others, may be forward- looking: our business and investment strategy; our projected operating results; our ability to obtain financing arrangements; financing and advance rates for MBS and our potential target assets; our expected leverage; general volatility of the securities markets in which we invest and the market price of our common stock; our expected investments; interest rate mismatches between MBS and our potential target assets and our borrowings used to fund such investments; changes in interest rates and the market value of MBS and our potential target assets; changes in prepayment rates on Agency MBS and Non-Agency MBS; effects of hedging instruments on MBS and our potential target assets; rates of default or decreased recovery rates on our potential target assets; the degree to which any hedging strategies may or may not protect us from interest rate volatility; impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; our ability to maintain our qualification as a REIT; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of investment opportunities in mortgage-related, real estate-related and other securities; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; and market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy. The forward-looking statements in this presentation are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us.  You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in our filings with the SEC under the headings "Summary," "Risk factors," "Management's discussion and analysis of financial condition and results of operations" and "Business."  If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements.  Any forward-looking statement speaks only as of the date on which it is made.  New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us.  Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation is not an offer to sell securities nor a solicitation of an offer to buy securities in any jurisdiction where the offer and sale is not permitted. 1 Safe Harbor Statement

n WMC corporate goals n Best-in-class risk and portfolio management practices n Operational excellence and efficiencies n Highest standards of financial reporting, disclosure and transparency n Consistent dividend policy n WMC is supported by the deep investment experience of the mortgage and asset backed securities team of Western Asset, as well as its global investment, risk management and operational infrastructure n Western Asset has approximately $426 billion in assets under management with over 850 investment, risk, finance, accounting, legal and compliance, operations and other professionals in nine offices around the world n Western Asset’s depth and breadth of fixed income expertise, comprehensive platform, and global institutional relationships provide WMC a key advantage 2 Corporate Overview Our long-term objective is to generate a strong total return for our shareholders through attractive dividends derived from sustainable core earnings and appreciation in the value of our portfolio.

n GAAP Net Loss of $38.3 million, or $0.92 per share n Quarterly cash dividend of $0.31 per share n $10.27 net book value per share as of December 31, 2016(1) n Economic return on book value was (7.8)%(2) n Core earnings plus drop income(3) of $22.1 million, or $0.52 per share, consists of: n Core earnings of $0.42 per share n Drop income of $0.10 per share n Core earnings of $0.33 per share, excluding a $0.09 per share retrospective adjustment n Net portfolio loss of $32.3 million(4) consists of: n Net Interest Income, including cost of hedging, of $22.6 million n Realized Loss on Investments and Derivatives of $21.0 million n Unrealized Loss on Investments and Derivatives of $23.6 million n Other Than Temporary Impairment of $10.3 million n Net interest spread of 2.74%(5) n 4.80% adjusted gross yield(5) n 2.06% fully hedged cost of funds(5) n Agency RMBS CPR of 11.9% for Fourth Quarter (6) 3 Please refer to page 13 for footnote disclosures. Fourth Quarter Financial Highlights

Recent Performance 4 (2) (3) Please refer to page 13 for footnote disclosures. MBS spreads widened in the fourth quarter of 2016, resulting in a decrease in book value and economic return. We continued to see a positive trend in core earnings plus drop income in the fourth quarter of 2016. Economic Return 8.0 6.0 4.0 2.0 0.0 -2.0 -4.0 -6.0 -8.0 Q1 2016 Q2 2016 Q3 2016 Q4 2016 (7.0)% 3.9% 7.1% (7.8)% Book Value Change 6.0 4.0 2.0 0.0 -2.0 -4.0 -6.0 -8.0 -10.0 -12.0 Q1 2016 Q2 2016 Q3 2016 Q4 2016 (10.7)% 1.0% 4.3% (10.5)% Dividend Per Share $0.50 $0.45 $0.40 $0.35 $0.30 $0.25 $0.20 $0.15 $0.10 $0.05 $0.00 Q1 2016 Q2 2016 Q3 2016 Q4 2016 0.45 0.31 0.31 0.31 Core Earnings Plus Drop Income Per Share $0.60 $0.55 $0.50 $0.45 $0.40 $0.35 $0.30 $0.25 $0.20 $0.15 $0.10 $0.05 $0.00 Q1 2016 Q2 2016 Q3 2016 Q4 2016 0.23 0.30 0.35 0.52

5 Book Value Roll Forward Please refer to page 13 for footnote disclosures. The upward pressure on interest rates and volatility in the markets led to spread widening, resulting in a 10.5% decrease in book value during the fourth quarter. Amounts in 000's Per Share Book Value at September 30, 2016 $ 481,425 $ 11.48 Common dividend (12,995) (0.31) 468,430 11.17 Portfolio Income Net interest margin (7) 22,565 0.54 Net realized loss on investments and derivatives (20,983) (0.50) Unrealized loss on investments and derivatives (23,605) (0.56) Other than temporary impairment (8) (10,291) (0.25) Net portfolio income 436,116 10.40 Operating expenses (2,739) (0.07) General & Administrative, excluding equity-based compensation (1,978) (0.05) Provision for taxes (917) (0.01) Book Value at December 31, 2016 $ 430,482 $ 10.27

3/31/2016 6/30/2016 9/30/2016 12/31/16 70% 60% 50% 40% 30% 20% 10% 0% Agency RMBS Non-Agency RMBS Non-Agency CMBS Whole-Loans Agency CMBS Other Investments 59% 16% 14% 7% 1% 3% 60% 16% 14% 7% 1% 3% 63% 14% 13% 7% 0.5% 3% 53% 11% 13% 7% 13.3% 3% 6 Investment Portfolio ($ in millions) Asset Class 3/31/2016 6/30/2016 9/30/2016 12/31/16 Agency RMBS $ 1,669 $ 1,605 $ 1,851 $ 1,470 Agency CMBS 28 24 14 372 Non-Agency RMBS 443 415 395 308 Non-Agency CMBS 406 382 369 359 Residential Whole-Loans 201 190 205 192 Other Investments (9) 72 73 87 92 Total $ 2,819 $ 2,689 $ 2,921 $ 2,793 Please refer to page 13 for footnote disclosures. Portfolio Composition In the fourth quarter, we reduced our exposure in Agency RMBS and Non-Agency RMBS and increased our Agency CMBS holdings. This trend continued into the first quarter of 2017.

7 Portfolio Income Attribution(10) Please refer to page 13 for footnote disclosures. Portfolio Income(4) decreased from $39.4 million in the quarter ended September 30, 2016 to a loss of $32.3 million in the quarter ended December 31, 2016. For the Three Months Ended December 31, 2016 (in millions except per share data) Agency RMBS (net of hedges) Agency CMBS Non-Agency RMBS Non-Agency CMBS Residential Whole- Loans Other Securities(9) Securitized Commercial Loan Total Net Interest Income $ 8.1 $ 0.1 $ 5.5 $ 6.4 $ 0.6 $ 1.6 $ 0.3 $ 22.6 Realized gain/(loss) (23.1) — 3.4 (1.3) — — — (21.0) Unrealized gain/ (loss) (1.8) 1.5 (21.3) (1.8) (1.4) 1.2 — (23.7) OTTI (4.9) (0.1) (1.5) (3.8) — — — (10.2) Portfolio Income (loss) $ (21.7) $ 1.5 $ (13.9) $ (0.5) $ (0.8) $ 2.8 $ 0.3 $ (32.3) BV Per Share Increase (Decrease) $ (0.52) $ 0.04 $ (0.33) $ (0.02) $ (0.02) $ 0.07 $ 0.01 $ (0.77) per share Beginning book value 11.48 Portfolio Income(4) (0.77) Operating expenses and G&A (0.12) Provision for Taxes (0.01) Dividends (0.31) Ending book value $ 10.27

n Net Duration of Agency RMBS Pools and Agency CMBS portfolio: Negative 0.3 years n Leverage Ratio: 5.0x n Agency RMBS Weighted Average Loan Age (“WALA”) of 37.2 months n Net interest spread of 2.74%5 n 4.80% adjusted gross yield5 n 2.06% fully hedged cost of funds5 n Net fixed pay interest rate swaps of $2.0 billion 8 Key Portfolio Metrics as of December 31, 2016 Agency Holdings Key Rate Duration Contribution Total 6-Months 2-Year 5-Year 10-Year 20-Year 30-Year Agency RMBS 2.35 0.07 0.30 0.63 0.91 0.44 — Agency CMBS 1.05 — — 0.08 0.97 — — Swaps and Futures (3.73) (0.06) (0.14) (1.08) (2.00) (0.46) 0.01 Total (0.33) 0.01 0.16 (0.37) (0.12) (0.02) 0.01 Please refer to page 13 for footnote disclosures.

Portfolio Financing ($ in millions) December 31, 2016 Repurchase Agreements Outstanding Amounts Interest Rate Remaining Days to Maturity Agency RMBS $ 1,427.7 0.96% 38 Agency CMBS 56.4 1.07% 46 Non-Agency RMBS 218.7 2.53% 28 Non-Agency CMBS 255.6 2.55% 30 Whole-Loans and Securitized Commercial Loan 161.2 2.91% 9 Other Securities (11) 36.0 2.32% 17 Total/Wtd Avg $ 2,155.6 1.48% 34 9 n Master repurchase agreements with 27 counterparties n Outstanding borrowings with 20 counterparties n Capacity in excess of our current needs Please refer to page 13 for footnote disclosures. Financing Summary

10 Fixed Pay Interest Rate Swaps ($ in millions – as of December 31, 2016) Maturity Notional Amount Avg. Fixed Pay Rate Avg. Floating Receive Rate Average Maturity (Years) 1 year or less $ 105.9 0.8% 0.8% 0.8 Greater than 1 year and less than 3 years 993.0 1.2% 0.9% 1.4 Greater than 3 years and less than 5 years 1,861.7 1.9% 0.9% 3.9 Greater than 5 years 1,701.6 3.1% 0.9% 10.5 Total $ 4,662.2 2.1% 0.9% 5.7 Variable Pay Interest Rate Swaps ($ in millions – as of December 31, 2016) Maturity Notional Amount Average Variable Pay Rate Avg. Fixed Recieve Rate Average Maturity (Years) Greater than 3 years and less than 5 years $ 1,811.4 0.9% 1.4% 3.7 Greater than 5 years 871.0 0.9% 2.2% 12.3 Total Floating Pay Rate $ 2,682.4 0.9% 1.7% 6.5 Hedging Summary Please refer to page 13 for footnote disclosures. Our net fixed pay interest rate swap(13) position is $2.0 billion. (12)

11 n Global economies will continue to experience steady but unspectacular global growth. n US growth and inflation have the potential to increase with fiscal stimulus. n Central banks are becoming somewhat less accommodative. n Spread sectors, having rebounded from depressed levels, should continue to offer attractive returns. n Consumer and housing fundamentals remain at historically attractive levels. n We expect elevated volatility in the near-term due to policy uncertainties. Macroeconomic Outlook Base case is for steady but unspectacular growth, where spread sectors are likely to outperform.

▪ Residential Whole-loans continue to perform in-line with our expectations. ▪ We expect to opportunistically increase our exposure to this sector including both non- QM and bridge loans. ▪ Commercial mezzanine loan opportunities continue to offer attractive risk-reward opportunities. ▪ Lower-rated CMBS spreads remain wide and have lagged the recovery in credit. ▪ We believe that junior CMBS spreads will tighten over the next year. ▪ Credit risk transfer spreads, especially in the equity class, remain attractive on a relative basis and have lagged the broader recovery in the credit sensitive sectors. ▪ We see attractive opportunities in GSE credit risk transfer securities. ▪ Legacy Non-Agency RMBS spreads continue to tighten. ▪ Agency CMBS offers more attractive relative value than Agency RMBS. We have continued shifting from our Agency RMBS into Agency CMBS. ▪ We expect Agency RMBS spreads to widen in the short-term, given increased interest rate volatility. Portfolio View 12 Credit sensitive mortgage sectors have performed relatively well and are expected to continue to offer attractive returns. Agency RMBS spreads have widened, while agency commercial spreads have not. We expect elevated interest rate volatility over the next few quarters.

13 (1) Reflects the $0.31 dividend declared on December 22, 2016 and paid on January 26, 2017. (2) Economic return, for any period, is calculated by taking the sum of (i) the total dividends declared and (ii) the change in net book value during the period and dividing by the beginning book value. (3) Core earnings is a non-GAAP measures which includes the cost of interest rate swaps, interest income on IOs and IIOs classified as derivatives, net interest income on foreign currency swaps and total return swaps. Drop income is income derived from the use of ‘to-be-announced’ forward contract (“TBA”) dollar roll transactions which is a component of our gain (loss) on derivative instruments on our consolidated statement of operations, but is not included in core earnings. Drop income was approximately $4.3 million for the three months ended December 31, 2016. (4) Non-GAAP measure which includes net interest margin (as defined in footnote 7), realized and unrealized gains or losses in the portfolio and other than temporary impairment. We have allocated the net cost of our interest rate swaps, futures, TBAs, options and swaptions to the Agency RMBS sector. (5) Non-GAAP measures which include interest income, interest expense, the cost of interest rate swaps and interest income on IOs and IIOs classified as derivatives, foreign currency swaps and total return swap, and are weighted averages for the quarter ended December 31, 2016. (6) Fourth quarter weighted average Constant Prepayment Rate for the company’s Agency RMBS portfolio on an annualized basis. (7) Non-GAAP measure which includes net interest income, interest income on IO's, IIO's, foreign currency swaps and total return swap classified as derivatives less cash hedging costs. (8) Includes other than temporary impairment on IO's and IIO's accounted for as derivatives. (9) Other investments include ABS, GSE Credit Risk Transfer securities and a securitized commercial loan. (10) Portfolio income attribution uses total income defined as the sum of net interest income, realized gain, unrealized gain and other than temporary impairment. (11) Other securities includes ABS and GSE Credit Risk Transfer securities. (12) While we use hedging strategies as part of our overall portfolio management, these strategies are not designed to eliminate all risks in the portfolio. There can be no assurance as to the level or effectiveness of these strategies. (13) Includes $1.7 billion of forward starting swaps, starting in 4.5 months. Footnotes

Appendix

¹ Other investments includes ABS, GSE Credit Risk Transfer securities and securitized commercial loan. 2 Lower loan balance pools generally consist of loans below $150,000. 3 Other includes low WALA and Investor loans. 4 Commercial Real Estate Mortgage Mezzanine Loans. 15 Portfolio Breakdown Total Investment Portfolio ($ in millions) December 31, 2016 Agency RMBS $ 1,470 Agency CMBS 372 Non-Agency RMBS 308 Non-Agency CMBS 359 Residential Whole-Loans 192 Other Investments1 92 Total $ 2,793 Agency & Non-Agency CMBSAgency RMBS Non-Agency RMBS, Whole-loans &CRT Securities Select Sector Categories Agency RMBS Agency CMBS Non-Agency RMBS Non-Agency CMBS Whole-Loans Other Investments 52.6% 13.3% 11.0% 12.9% 6.9% 3.3% Lower Loan Balance MHA/HARP High LTV Other 62.2% 12.6% 25.2% Non-Agency RMBS Residential Whole-loans CRT Securities 58.0% 36.2% 5.8% Agency Legacy New Issue Mezz 33.7% 39.1% 19.5% 7.7%

Portfolio Composition as of December 31, 2016

Investment Portfolio

($ in millions)

	Coupon	Principal Balance	Amortized Cost	Estimated Fair Value
Agency				
30-year fixed rate	3.0%	$ 95.0	$ 95.5	$ 94.4
	3.5%	80.0	84.6	82.9
	4.0%	337.1	365.9	357.4
	4.5%	313.5	336.6	341.2
	5.0%	48.6	54.6	54.3
	5.5%	2.0	2.2	2.2
	6.0%	2.4	2.7	2.8
20-year fixed rate	3.5%	115.7	121.8	120.4
	4.0%	355.3	375.0	378.1
Agency RMBS IOs and IIOs(1)	3.1%	N/A	33.8	36.3
Agency CMBS	2.6%	377.3	361.9	363.7
Agency CMBS IOs and IIOs(2)	1.1%	N/A	8.8	8.0
Total Agency	3.3%	1,726.9	1,843.4	1,841.7
Non-Agency RMBS	4.5%	340.8	232.1	241.0
Non-Agency RMBS IOs and IIOs(3)	5.5%	N/A	57.9	67.2
Non-Agency CMBS	5.0%	473.0	385.8	358.9
Total Non-Agency	5.0%	813.8	675.8	667.1
Other Securities(4)	8.2%	44.8	68.1	67.8
Residential Whole-Loans(5)	4.8%	187.8	188.5	192.1
Securitized Commercial Loan(6)	9.0%	25.0	25.0	24.2
Total Portfolio	**4.0%**	**$ 2,798.3**	**$ 2,800.8**	**$ 2,792.9**

(1) Includes $15.0 million of amortized cost and $16.5 million of fair value for Agency RMBS IOs and IIOs accounted for as derivatives for GAAP.
(2) Includes $8.6 million of amortized cost and $7.7 million of fair value for Agency CMBS IOs and IIOs accounted for as derivatives for GAAP.
(3) Includes $2.2 million of amortized cost and $3.1 million of fair value for Non-Agency RMBS IOs and IIOs accounted for as derivatives for GAAP.
(4) Other securities includes residual interests in asset-backed securities which have no principal balance and an amortized cost of approximately $23.1 million.
(5) Residential Whole-Loans are held by a trust whose entire beneficial interest is held by WMC.
(6) The $25.0 million securitized commercial loan is from a consolidated variable interest entity in which the Company owns a $14.0 million first loss position in a CMBS Securitized Trust.

16

Western Asset Mortgage Capital Corp.

17 Economic Return(1) Total Stock Return(2) QTD YTD 3 Years Ended 5/5/12 to 12/31/2016 QTD YTD 3 Years Ended 5/5/12 to 12/31/2016 (7.8)% (4.6)% 10.5% 21.7% (0.4)% 12.0% 12.1% 20.7% WMC Returns as of December 31, 2016 (1) Economic return is calculated by taking the sum of: (i) the total dividends declared; and (ii) the change in book value during the period and dividing by the beginning book value. (2) Total Stock return is calculated by taking the sum of: (i) the total dividends declared; and (ii) the change in stock price during the period and dividing by the beginning stock price.

Western Asset Mortgage Capital Corporation c/o Financial Profiles, Inc. 11601 Wilshire Blvd., Suite 1920 Los Angeles, CA 90025 www.westernassetmcc.com Investor Relations Contact: Larry Clark Tel: (310) 622-8223 lclark@finprofiles.com Contact Information